Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE April 24, 2025

McGrath Announces Results for First Quarter 2025

Livermore, CA - April 24, 2025 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues for the quarter ended March 31, 2025 of $195.4 million, an increase of 4% compared to the first quarter of 2024. The Company reported net income of $28.2 million, or $1.15 per diluted share, for the first quarter of 2025, compared to net income of $22.8 million, or $0.93 per diluted share, for the first quarter of 2024.

FIRST QUARTER 2025 YEAR-OVER-YEAR Company HIGHLIGHTS:

•
Rental operations revenues increased 3% to $154.0 million.
•
Sales revenues increased 11% to $38.9 million.
•
Total revenues increased 4% to $195.4 million.
•
Income from operations was $45.6 million for the first quarter of 2025, compared to $52.1 million in 2024, which included a $9.3 million net gain on sale of a property. Excluding the $9.3 million net gain on sale of a property in 2024, income from operations increased $2.8 million (6%) from $42.8 million in 2024.
•
Adjusted EBITDA1 increased 3% to $74.5 million.
•
Dividend rate of $0.485 per share for the first quarter 2025. On an annualized basis, this dividend represents a 1.9% yield on the April 23, 2025 close price of $102.42 per share.

Joe Hanna, President and CEO of McGrath, made the following comments:

“We delivered solid first quarter results. Companywide rental operations revenues grew 3%, sales revenues grew 11% and Adjusted EBITDA grew 3%

Our modular business was a key contributor to the overall company performance. Despite softer market demand conditions than a year ago, rental revenues showed growth across both our commercial and education customer bases. We made progress growing our Mobile Modular Plus and Site Related Services initiatives, and our Enviroplex business had a strong quarter of new modular sales in the education market.

Weak demand conditions in Portable Storage continued, resulting in 13% lower rental revenues for the quarter, compared to a year ago. The weaker demand was broad-based across regions and was primarily a result of lower commercial construction project activity.

TRS-RenTelco had a positive start to the year, with quarterly rental revenues up slightly year over year for the first time since the first quarter of 2023. Improvement in market demand conditions was broad-based across customer segments.

Currently it is difficult to accurately assess the full impact of the recent tariff actions on the overall economy and our business. In light of the general economic uncertainty, we have a more cautious view of our business outlook for the second half of the year. In the meantime, we are focused on disciplined operational execution to make the most of the market opportunities.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended March 31, 2025 to the quarter ended March 31, 2024 unless otherwise indicated.

Mobile Modular

For the first quarter of 2025, the Company’s Mobile Modular division reported Adjusted EBITDA of $47.6 million, an increase of $4.3 million, or 10%, when compared to the same quarter in 2024.

•
Rental revenues increased 3% to $78.5 million, depreciation expense increased 7% to $10.6 million, and other direct costs decreased 8% to $20.8 million, which resulted in an increase in gross profit on rental revenues of 7% to $47.1 million.
•
Rental related services revenues increased 22% to $29.5 million, primarily attributable to higher delivery and pick-up activities and higher site related services, with associated gross profit increasing 17% to $9.7 million.
•
Sales revenues decreased 11% to $22.5 million, due to lower new and used equipment sales. Lower sales revenues, partly offset by higher gross margin on sales of 32% in 2025, compared to 31% in 2024, resulted in a 10% decrease in gross profit on sales revenues to $7.1 million.
•
Selling and administrative expenses increased 1% to $34.0 million, when compared to the prior year.

Portable storage

For the first quarter of 2025, the Company’s Portable Storage division reported Adjusted EBITDA of $8.6 million, a decrease of $2.9 million, or 25%, when compared to the same quarter in 2024.

•
Rental revenues decreased 13% to $16.1 million, depreciation expense increased 7% to $1.0 million, and other direct costs increased 4% to $1.5 million, which resulted in a decrease in gross profit on rental revenues of 15% to $13.5 million.
•
Rental related services revenues decreased 23% to $3.6 million, primarily attributable to lower delivery and return delivery activities.
•
Sales revenues were comparable to 2024 at $1.2 million. Gross margin on sales was 33% compared to 37% in 2024, resulting in a 7% decrease in gross profit on sales revenues to $0.4 million.
•
Selling and administrative expenses decreased $0.3 million to $7.6 million, when compared to the prior year.

TRS-RenTelco

For the first quarter of 2025, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $17.9 million, a decrease of 3%, when compared to the same quarter in 2024.

•
Rental revenues were comparable to 2024 at $25.5 million, depreciation expense decreased 14%, and other direct costs increased 9%, resulting in a 14% increase in gross profit on rental revenues to $10.3 million.
•
Sales revenues increased 17% to $8.0 million and gross profit on sales revenues decreased 4% to $3.7 million, primarily attributed to lower sales margins of 47% in 2025, compared to 57% in 2024.
•
Selling and administrative expenses increased 3%, to $7.4 million, when compared to the prior year.

financial outlook:

Based upon the Company's year-to-date results and current outlook for the remainder of the year, the Company is updating its financial outlook. For the full-year 2025, the Company currently expects:

		Previous	Current
•	Total revenue:	$920 to $970 million	$920 to $960 million
•	Adjusted EBITDA[1,2]:	$345 to $360 million	$343 to $355 million
•	Gross rental equipment capital expenditures:	$120 to $130 million	$115 to $125 million

1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and non-operating transactions. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of March 27, 2025, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on April 24, 2025 to discuss the first quarter 2025 results. To participate in the teleconference, dial 1-800-225-9448 (in the U.S.), or 1-203-518-9708 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-839-5324 (in the U.S.), or 1-402-220-1521 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward-looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, the discussion under the heading “Financial Outlook” is forward looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the impact of the recent tariff actions and other economic factors; health of the education and commercial markets in our modular building division; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; the activity levels in commercial construction projects and impact on Portable Storage segment; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the other factors disclosed under “Risk Factors” in the Company’s 2024 Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2025	2024
Revenues
Rental	$120,113	$120,332
Rental related services	33,916	29,580
Rental operations	154,029	149,912
Sales	38,926	35,069
Other	2,461	2,846
Total revenues	195,416	187,827
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,505	22,366
Rental related services	24,313	20,786
Other	27,652	29,010
Total direct costs of rental operations	73,470	72,162
Costs of sales	25,510	22,397
Total costs of revenues	98,980	94,559
Gross profit	96,436	93,268
Expenses:
Selling and administrative expenses	50,869	50,464
Other income, net	—	(9,281)
Income from operations	45,567	52,085
Interest expense	8,158	12,704
Foreign currency exchange (gain) loss	(5)	132
WillScot Mobile Mini transaction costs	—	9,354
Income before provision for income taxes	37,414	29,895
Provision for income taxes	9,205	7,047
Net income	28,209	22,848
Earnings per share:
Basic	$1.15	$0.93
Diluted	$1.15	$0.93
Shares used in per share calculation:
Basic	24,572	24,513
Diluted	24,622	24,564
Cash dividends declared per share	$0.485	$0.475

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
(in thousands)	2025	2024
Assets
Cash	$3,392	$807
Accounts receivable, net of allowance for credit losses of $2,866 at March 31, 2025 and at December 31, 2024	208,882	219,342
Rental equipment, at cost:
Relocatable modular buildings	1,414,535	1,414,367
Portable storage containers	240,348	240,846
Electronic test equipment	334,110	343,982
	1,988,993	1,999,195
Less: accumulated depreciation	(619,690)	(611,536)
Rental equipment, net	1,369,303	1,387,659
Property, plant and equipment, net	199,096	197,439
Inventories	17,114	14,304
Prepaid expenses and other assets	69,503	80,477
Intangible assets, net	51,773	54,332
Goodwill	323,224	323,224
Total assets	$2,242,287	$2,277,584
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$559,338	$590,208
Accounts payable	43,023	60,082
Accrued liabilities	104,463	113,961
Deferred income	116,910	109,836
Deferred income taxes, net	282,142	280,129
Total liabilities	1,105,876	1,154,216
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,606 shares as of March 31, 2025 and 24,551 shares as of December 31, 2024	113,181	116,253
Retained earnings	1,023,230	1,007,115
Total shareholders’ equity	1,136,411	1,123,368
Total liabilities and shareholders’ equity	$2,242,287	$2,277,584

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income	$28,209	$22,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,400	27,187
Deferred income taxes	2,013	4,709
Provision for credit losses	361	253
Share-based compensation	2,544	2,209
Gain on sale of property, plant and equipment	—	(9,281)
Gain on sale of used rental equipment	(6,393)	(7,355)
Foreign currency exchange (gain) loss	(5)	132
Amortization of debt issuance costs	23	2
Change in:
Accounts receivable	10,099	15,165
Inventories	(2,810)	(9,123)
Prepaid expenses and other assets	10,974	5,298
Accounts payable	(15,109)	9,145
Accrued liabilities	(9,498)	(13,037)
Deferred income	7,074	11,268
Net cash provided by operating activities	53,882	59,420
Cash Flows from Investing Activities:
Purchases of rental equipment	(11,533)	(78,641)
Purchases of property, plant and equipment	(3,992)	(25,277)
Proceeds from sales of used rental equipment	12,822	13,554
Proceeds from sales of property, plant and equipment	—	12,251
Net cash used in investing activities	(2,703)	(78,113)
Cash Flows from Financing Activities:
Net (payments) borrowings under bank lines of credit	(30,894)	35,584
Taxes paid related to net share settlement of stock awards	(5,616)	(4,082)
Payment of dividends	(12,084)	(11,774)
Net cash (used in) provided by financing activities	(48,594)	19,728
Net increase in cash	2,585	1,035
Cash balance, beginning of period	807	877
Cash balance, end of period	$3,392	$1,912
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$9,145	$14,184
Net income taxes paid, during the period	$24	$479
Dividends accrued during the period, not yet paid	$12,471	$12,060
Rental equipment acquisitions, not yet paid	$3,439	$5,795

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$78,496	$16,074	$25,543	$—	$120,113
Rental related services	29,475	3,631	810	—	33,916
Rental operations	107,971	19,705	26,353	—	154,029
Sales	22,490	1,244	7,979	7,213	38,926
Other	1,458	316	687	—	2,461
Total revenues	131,919	21,265	35,019	7,213	195,416

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,554	1,031	9,920	—	21,505
Rental related services	19,740	3,933	640	—	24,313
Other	20,812	1,527	5,313	—	27,652
Total direct costs of rental operations	51,106	6,491	15,873	—	73,470
Costs of sales	15,345	831	4,271	5,063	25,510
Total costs of revenues	66,451	7,322	20,144	5,063	98,980

Gross Profit
Rental	47,130	13,516	10,310	—	70,956
Rental related services	9,735	(302)	170	—	9,603
Rental operations	56,865	13,214	10,480	—	80,559
Sales	7,145	413	3,708	2,150	13,416
Other	1,458	316	687	—	2,461
Total gross profit	65,468	13,943	14,875	2,150	96,436
Selling and administrative expenses	33,988	7,555	7,438	1,888	50,869
Income from operations	$31,480	$6,388	$7,437	$262	$45,567
Interest expense					8,158
Foreign currency exchange gain					(5)
Provision for income taxes					9,205
Net income					$28,209

Other Information
Adjusted EBITDA [1]	$47,631	$8,588	$17,934	$363	$74,516
Average rental equipment [2]	$1,284,129	$233,305	$337,858
Average monthly total yield [3]	2.04%	2.30%	2.52%
Average utilization [4]	74.6%	60.2%	61.6%
Average monthly rental rate [5]	2.73%	3.82%	4.09%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$76,496	$18,407	$25,429	$—	$120,332
Rental related services	24,133	4,723	724	—	29,580
Rental operations	100,629	23,130	26,153	—	149,912
Sales	25,326	1,212	6,812	1,719	35,069
Other	1,630	418	798	—	2,846
Total revenues	127,585	24,760	33,763	1,719	187,827

Costs and Expenses
Direct costs of rental operations:
Depreciation	9,874	965	11,527	—	22,366
Rental related services	15,780	4,456	550	—	20,786
Other	22,673	1,468	4,869	—	29,010
Total direct costs of rental operations	48,327	6,889	16,946	—	72,162
Costs of sales	17,413	768	2,942	1,274	22,397
Total costs of revenues	65,740	7,657	19,888	1,274	94,559

Gross Profit
Rental	43,949	15,974	9,033	—	68,956
Rental related services	8,353	267	174	—	8,794
Rental operations	52,302	16,241	9,207	—	77,750
Sales	7,913	444	3,870	445	12,672
Other	1,630	418	798	—	2,846
Total gross profit	61,845	17,103	13,875	445	93,268
Selling and administrative expenses [6]	33,614	7,809	7,237	1,804	50,464
Other income, net	(6,220)	(1,319)	(1,742)	—	(9,281)
Income (loss) from operations	$34,451	$10,613	$8,380	$(1,359)	$52,085
Interest expense					12,704
Foreign currency exchange loss					132
WillScot Mobile Mini transaction costs					9,354
Provision for income taxes					7,047
Net income					$22,848

Other Information
Adjusted EBITDA [1]	$43,327	$11,522	$18,480	$(1,261)	$72,068
Average rental equipment [2]	$1,174,327	$223,285	$372,081
Average monthly total yield [3]	2.17%	2.75%	2.18%
Average utilization [4]	78.7%	69.8%	56.5%
Average monthly rental rate [5]	2.76%	3.94%	4.03%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the year ended December 31, 2024, the Company determined that transaction costs incurred by the Company attributed to the terminated Merger Agreement were significant. Due to this determination, the Company reclassified $9.4 million in transaction costs from Selling and administrative expenses for the three months ended March 31, 2024, and reported such expenses separately as non-operating expense under the Corporate segment.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, gains on property sales and non-operating transactions. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs and gains on property sales is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs, gains on property sales and non-operating transactions. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Net income	$28,209	$22,848	$237,093	$123,182
Provision for income taxes	9,205	7,047	84,077	43,544
Interest expense	8,158	12,704	42,695	45,800
Depreciation and amortization	26,400	27,187	106,668	108,972
EBITDA	71,972	69,786	470,533	321,498
Share-based compensation	2,544	2,209	9,837	8,991
Transaction costs [3]	—	9,354	53,805	11,084
Other income, net [4]	—	(9,281)	—	(12,899)
Gain on merger termination from WillScot Mobile Mini [5]	—	—	(180,000)	—
Adjusted EBITDA [1]	$74,516	$72,068	$354,175	$328,674
Adjusted EBITDA margin [2]	38%	37%	39%	38%

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$53,882	$59,420	$368,839	$115,434
Change in certain assets and liabilities:
Accounts receivable, net	(10,460)	(15,418)	(3,068)	36,678
Inventories, prepaid expenses and other assets	(10,974)	(5,298)	(12,563)	16,683
Accounts payable and accrued liabilities	33,598	22,748	(118,131)	9,570
Deferred income	(7,074)	(11,268)	5,786	(22,144)
Amortization of debt issuance costs	(23)	(2)	(87)	(8)
Foreign currency exchange (loss) gain	5	(132)	(78)	(48)
Gain on sale of used rental equipment	6,393	7,355	34,123	35,908
Income taxes paid, net of refunds received	24	479	36,069	91,631
Interest paid	9,145	14,184	43,285	44,970
Adjusted EBITDA [1]	$74,516	$72,068	$354,175	$328,674

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition related legal and professional fees and other costs specific to these transactions.

4. Other income, net consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.

5. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA.